SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:
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

[X ]     Preliminary Information Statement           [ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

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                          PACESETTER OSTRICH FARM, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]      No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

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                          PACESETTER OSTRICH FARM, INC.

                               10135 Hereford Road
                                Folsom, LA 70437

                 INFORMATION STATEMENT TO CHANGE CORPORATE NAME

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

            This Information Statement is being furnished to the stockholders of Pacesetter Ostrich Farm, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The Company's Board of Directors on December 8,1999, approved and recommended that the Certificate of Incorporation be amended in order to change the name of the Company from Pacesetter Ostrich Farm, Inc. to PrimeLink Systems, Inc.

         The proposed Amendment to the Certificate of Incorporation will become effective upon (i) a written consent of the holders of not less than a majority of the Company's outstanding Voting Capital Stock approving the Amendment and
(ii) the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the written consents will occur on or about January 1999 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the

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holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the Amendment in order to reflect the change in the focus of operations conducted by the Company.

         Members of management and certain other stockholders described hereafter own in the aggregate approximately 2,240,127 shares of Common Stock of the Company, representing approximately 51.8% (as of the Record Date) of the outstanding voting capital stock of the Company entitled to vote on the Amendment. These stockholders have indicated that they intend to give their written consent to the adoption of the Amendment described in this Information Statement. The written consent of these persons to the Amendment will become effective upon the filing of their written consents with the Secretary of the Company. The Company anticipates that the filing of these written consents will occur on or about January ___, 1999, following which the Company will prepare and file a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware changing the name of the Company from Pacesetter Ostrich Farm, Inc. to PrimeLink Systems, Inc. The date on which this Information Statement was first sent to the stockholders is on or about December ___, 1999. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is December 9, 1999 (the "Record Date").

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders at the time of distribution of its next Quarterly Report on Form 10-QSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

                                EXECUTIVE OFFICES

         The Company's principal executive offices are 10135 Hereford Road, Folsom, LA 70437. Its telephone number is (504) 796-5806.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 4,322,016 shares of Common Stock outstanding. No other shares of capital stock are outstanding. The Common Stock is the sole class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.


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                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of [SAME?] with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Information with respect to the percent of class is based on 4,322,016 issued and outstanding at the Record Date.

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                                                        Shares
                                                        Beneficially                   Percent
Name                                                    Owned(1)                       of Class
----                                                    --------                       --------
John R. Wade                                              914,897                       21.2%
Bobbie R. Clemons                                         518,505                       12.0%
Atlas, Pearlman, Trop & Borkson                            75,000                       1.7%
Thomas Hulsey                                             105,000                       2.4%
Michael Leblanc                                           147,000                       3.4%
Yvonne Tycer                                               42,000                       1.0%
Vesport Partnership                                        84,000                       1.9%
Robert Wade                                               310,725                       7.2%
Herman Page                                                43,000                       1.0%

All executive officers, directors and
designated stockholders as a group
(9 persons)                                             2,240,127                       51.8%

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(1)      Except as otherwise indicated in the footnotes below, each stockholder has sole power to vote and dispose of all the shares of Common Stock listed opposite his name.

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                   Proposal to Change the Name of the Company

         The Board of Directors proposes to amend the Company's Certificate of Incorporation to change its name from "Pacesetter Ostrich Farm, Inc." to "PrimeLink Systems, Inc." During 1998 the Company completed the sale of substantially all of its ostrich assets. Since that time the Company has been engaged exclusively in underground construction with an emphasis on placement of underground fiber optic systems. The Company believes that the new name will

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

promote public recognition of the Company and will reflect the revised focus away from the ostrich industry.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/John Wade
                                            --------------------
                                            John Wade, President

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